Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Second Quarter and First Half 2025 Results

WEST ORANGE, NJ, Thursday, July 24, 2025-- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the second quarter and first half of 2025.

Second Quarter 2025 Highlights

•	Net sales of $168.3 million compared to $133.2 million in Q2-24. Up 26.3% from Q2-24
•	Gross profit margin of 38.7%, compared to 40.1% in Q2-24
•	GAAP net earnings attributable to Bel shareholders of $26.9 million versus GAAP net earnings attributable to Bel shareholders of $18.8 million in Q2-24
•	Adjusted EBITDA of $35.2 million (20.9% of sales) as compared to $27.7 million (20.8% of sales) in Q2-24
•	Gain of $4.1 million on Sale of Glen Rock, PA building

"We are pleased with our second quarter results, which exceeded expectations due to improved on-time shipments and enhanced intraquarter turns, reinforcing our thesis of growth for the year," said Farouq Tuweiq, President and CEO. "Gross margins aligned with guidance, reflecting operational stability. Strength was evident in defense and commercial aerospace applications, alongside a rebound in networking and distribution sales in certain segments, signaling recovery after nearly two years of inventory destocking.

"Tariffs minimally impacted performance, resulting in only $2.2 million of low-margin sales during the second quarter. We believe our ability to achieve solid results in uncertain times validates our strategic approach. For Q3, based on information available today, we anticipate net sales of $165-$180 million and gross margins of 37%-39%, driven by strong Q2 bookings and sequential growth expected in the second half."

"We remain optimistic about delivering value to our customers and shareholders as we navigate the evolving market dynamics," concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA, adjust corresponding GAAP measures for provision for income taxes, other income/expense, net, interest income/expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as restructuring charges, gains/losses on sales of businesses and properties, acquisition related costs, impairment charges, noncontrolling interest ("NCI") adjustments from fair value to redemption value, and certain litigation costs. In addition, in the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the recent acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Friday, July 25, 2025 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13754675 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, defense, commercial aerospace, transportation and eMobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies), and Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components). The Company operates facilities around the world.

Company Contact:

Lynn Hutkin

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the third quarter of 2025; our statements regarding our expectations for future periods generally including anticipated financial performance, projections and trends for the remainder of the 2025 year ahead and other future periods; our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales, volumes, gross margin, products, product groups, customers, geographies and end markets; statements about uncertainty of the evolving tariff landscape, associated difficulties in forecasting, the Company’s estimates concerning Bel’s global sales and recently imposed tariffs, and the Company’s intention to continue to monitor the tariff landscape and assess potential alternatives; statements about anticipated continued strength in certain end markets, and views on the effects on the Company’s overall future performance; and statements regarding our expectations and beliefs regarding trends in the Company's business and industry and the markets in which Bel operates, and about broader market trends and the macroeconomic environment generally, and other statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, and other focuses and initiatives, and the expected timing and potential benefits thereof. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures, relating to Bel's November 2024 acquisition of Enercon, and including, without limitation, the risk that Bel is unable to integrate the Enercon business successfully or difficulties that result in the failure to realize the expected benefits and synergies within the expected time period (if at all); the possibility that the Bel’s intended acquisition of the remaining 20% stake in Enercon is not completed in accordance with the shareholders agreement as contemplated for any reason, and any resulting disruptions to Bel’s business and its currently 80% owned Enercon subsidiary as a result thereof; trends in demand which can affect Bel's products and results, including that demand in Enercon’s end markets can be cyclical, impacting the demand for Enercon’s products, which could be materially adversely affected by reductions in defense spending; the market concerns facing Bel's customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on Bel's products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or Bel's industry in particular; the effects of rising input costs, and cost changes generally, including the potential impact of inflationary pressures; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with Bel's international operations, including Bel's substantial manufacturing operations in China, and following Bel’s November 2024 acquisition of Enercon , risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of the imposition or modification of new or increased tariffs either by the U.S. government on foreign foreign imports or by a foreign government on U.S. exports related to the countries in which Bel transacts business and trade restrictions that may impact Bel, its customers and/or its suppliers, and risks associated with the evolving trade environment, trade restrictions, and changes in trade agreements, and general uncertainty about future changes in trade and tariff policy and the associated impacts of those changes; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws; and the risks detailed in Bel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting Bel's business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. For additional information about our use of non-GAAP financial measures in connection with our Incentive Compensation Program, please see the Executive Compensation Discussion and Analysis (CD&A) section appearing in our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 11, 2025.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net sales	$168,299	$133,205	$320,537	$261,295
Cost of sales	103,216	79,809	196,635	159,821
Gross profit	65,083	53,396	123,902	101,474
As a % of net sales	38.7%	40.1%	38.7%	38.8%

Research and development costs	8,104	5,994	15,326	11,209
Selling, general and administrative expenses	30,914	24,141	60,421	49,085
As a % of net sales	18.4%	18.1%	18.8%	18.8%
Restructuring charges	280	638	(2,653)	703
Gain on sale of property	(4,075)	-	(4,075)	-
Income from operations	29,860	22,623	54,883	40,477
As a % of net sales	17.7%	17.0%	17.1%	15.5%

Interest expense	(3,993)	(415)	(8,145)	(849)
Interest income	264	1,146	539	2,261
Other income (expense), net	7,568	(471)	10,207	1,346
Earnings before income taxes	33,699	22,883	57,484	43,235

Provision for income taxes	6,906	4,077	12,369	8,555
Effective tax rate	20.5%	17.8%	21.5%	19.8%
Net earnings	$26,793	$18,806	$45,115	$34,680
As a % of net sales	15.9%	14.1%	14.1%	13.3%

Less: Net earnings attributable to noncontrolling interest	822	-	1,660	-
Redemption value adjustment attributable to noncontrolling interest	(890)	-	(1,280)	-
Net earnings attributable to Bel Fuse Shareholders	$26,861	$18,806	$44,735	$34,680

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,115	2,124	2,115	2,131
Class B common shares - basic and diluted	10,551	10,492	10,504	10,551

Net earnings per common share:
Class A common shares - basic and diluted	$2.03	$1.43	$3.39	$2.61
Class B common shares - basic and diluted	$2.14	$1.50	$3.58	$2.76

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$59,284	$68,253
Held to maturity U.S. Treasury securities	-	950
Accounts receivable, net	121,241	111,376
Inventories	164,648	161,370
Other current assets	33,442	31,581
Total current assets	378,615	373,530
Property, plant and equipment, net	48,704	47,879
Right-of-use assets	23,930	25,125
Related-party note receivable	3,715	2,937
Equity method investment	10,284	9,265
Goodwill and other intangible assets, net	436,292	439,984
Other assets	49,040	51,069
Total assets	$950,580	$949,789

Total liabilities, redeemable noncontrolling interests and stockholders' equity
Current liabilities:
Accounts payable	$53,685	$49,182
Operating lease liability, current	8,688	7,954
Other current liabilities	61,709	70,933
Total current liabilities	124,082	128,069
Long-term debt	250,000	287,500
Operating lease liability, long-term	16,387	17,763
Other liabilities	74,402	75,295
Total liabilities	464,871	508,627
Redeemable noncontrolling interests	80,966	80,586
Stockholders' equity	404,743	360,576
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$950,580	$949,789

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Six Months Ended
	June 30,
	2025	2024

Cash flows from operating activities:
Net earnings	$45,115	$34,680
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13,284	7,123
Stock-based compensation	2,900	1,775
Amortization of deferred financing costs	692	27
Deferred income taxes	(861)	(2,930)
Net unrealized gains on foreign currency revaluation	(12,913)	(355)
Gain on sale of property	(4,075)	-
Other, net	1,595	652
Changes in operating assets and liabilities:
Accounts receivable, net	(8,203)	2,805
Unbilled receivables	(1,400)	6,887
Inventories	(122)	7,972
Accounts payable	3,511	(4,026)
Accrued expenses	(8,641)	(14,147)
Accrued restructuring costs	(5,075)	(1,553)
Income taxes payable	2,143	4,517
Other operating assets/liabilities, net	914	(5,083)
Net cash provided by operating activities	28,864	38,344

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,718)	(4,278)
Purchases of held to maturity U.S. Treasury securities	-	(122,345)
Proceeds from held to maturity securities	950	101,071
Investment in related party notes receivable	(778)	(633)
Proceeds from sale of property, plant and equipment	4,867	229
Net cash used in investing activities	(1,679)	(25,956)

Cash flows from financing activities:
Dividends paid to common stockholders	(1,660)	(1,674)
Deferred financing costs	(681)	-
Repayments of long-term debt	(42,500)	-
Proceeds of long-term debt	5,000	-
Purchases of common stock	-	(14,175)
Net cash used in financing activities	(39,841)	(15,849)

Effect of exchange rate changes on cash and cash equivalents	3,687	(934)

Net decrease in cash and cash equivalents	(8,969)	(4,395)
Cash and cash equivalents - beginning of period	68,253	89,371
Cash and cash equivalents - end of period	$59,284	$84,976

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$11,422	$8,277
Interest payments	$8,188	$1,985
ROU assets obtained in exchange for lease obligations	$1,502	$4,239

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Product Group Highlights

(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q2-25	Q2-24	% Change	Q2-25	Q2-24	Basis Point Change
Power Solutions and Protection	$86,799	$58,551	48.2%	41.9%	45.7%	(380)
Connectivity Solutions	59,202	57,822	2.4%	39.2%	38.9%	30
Magnetic Solutions	22,298	16,832	32.5%	28.7%	26.4%	230
Total	$168,299	$133,205	26.3%	38.7%	40.1%	(140)

	Sales			Gross Margin
	YTD June 2025	YTD June 2024	% Change	YTD June 2025	YTD June 2024	Basis Point Change
Power Solutions and Protection	$169,853	118,798	43.0%	42.2%	44.8%	(260)
Connectivity Solutions	109,932	112,107	-1.9%	38.6%	37.6%	100
Magnetic Solutions	40,752	30,390	34.1%	26.9%	21.8%	510
Total	$320,537	$261,295	22.7%	38.7%	38.8%	(10)

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Net Earnings to Non-GAAP Operating Income and Adjusted EBITDA(2)(3)

(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

GAAP Net earnings	$26,793	$18,806	$45,115	$34,680
Provision for income taxes	6,906	4,077	12,369	8,555
Other income/expense, net	(7,568)	471	(10,207)	(1,346)
Interest income	(264)	(1,146)	(539)	(2,261)
Interest expense	3,993	415	8,145	849
GAAP Operating Income	$29,860	$22,623	$54,883	$40,477
Restructuring charges	280	638	(2,653)	703
Amortization of inventory step-up	799	-	1,757	-
Gain on sale of property	(4,075)	-	(4,075)	-
Stock-based compensation	1,721	971	2,900	1,775
Non-GAAP Operating Income	$28,585	$24,232	$52,812	$42,955
Depreciation and amortization	6,600	3,439	13,284	7,123
Adjusted EBITDA	$35,185	$27,671	$66,096	$50,078
% of net sales	20.9%	20.8%	20.6%	19.2%

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) In the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the recent acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Measures to Non-GAAP Measures(2)(4)

(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended June 30, 2025					Three Months Ended June 30, 2024
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)

GAAP measures	$33,699	$6,906	$26,861	$2.03	$2.14	$22,883	$4,077	$18,806	$1.43	$1.50
Restructuring charges	280	48	232	0.02	0.02	638	153	485	0.04	0.04
Redemption value adjustment on redeemable NCI	-	-	(890)	(0.07)	(0.07)	-	-	-	-	-
Amortization of inventory step-up	799	184	615	0.05	0.05	-	-	-	-	-
Gain on sale of property	(4,075)	(937)	(3,138)	(0.24)	(0.25)	-	-	-	-	-
Stock-based compensation	1,721	354	1,367	0.10	0.11	972	200	772	0.06	0.06
Amortization of intangibles	3,697	647	3,050	0.23	0.24	1,148	239	909	0.07	0.07
Unrealized foreign currency exchange (gains) losses	(9,250)	(2,127)	(7,123)	(0.54)	(0.57)	370	80	290	0.02	0.02
Non-GAAP measures	$26,871	$5,075	$20,974	$1.58	$1.67	$26,011	$4,749	$21,262	$1.61	$1.70

	Six Months Ended June 30, 2025					Six Months Ended June 30, 2024
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)

GAAP measures	$57,484	$12,369	$44,735	$3.39	$3.58	$43,235	$8,555	$34,680	$2.61	$2.76
Restructuring charges	(2,653)	(323)	(2,330)	(0.18)	(0.19)	703	163	540	0.04	0.04
Redemption value adjustment on redeemable NCI	-	-	(1,280)	(0.10)	(0.10)	-	-	-	-	-
Amortization of inventory step-up	1,757	404	1,353	0.10	0.11	-	-	-	-	-
Gain on sale of property	(4,075)	(937)	(3,138)	(0.24)	(0.25)	-	-	-	-	-
Stock-based compensation	2,900	597	2,303	0.18	0.18	1,776	366	1,410	0.11	0.11
Amortization of intangibles	7,383	1,295	6,088	0.46	0.49	2,542	503	2,039	0.15	0.16
Unrealized foreign currency exchange (gains) losses	(12,913)	(2,995)	(9,918)	(0.75)	(0.79)	(529)	(127)	(402)	(0.03)	(0.03)
Non-GAAP measures	$49,883	$10,410	$37,813	$2.86	$3.02	$47,727	$9,460	$38,267	$2.89	$3.04

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.

(4) In the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the recent acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented.